EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
Royal Bancshares of Pennsylvania, Inc.
Narberth, Pennsylvania
     We hereby consent to the incorporation by reference in the Registration Statements on No. 333-129894, File No. 333-25855 and File No. 333-135226 on Form S-8 of Royal Bancshares of Pennsylvania, Inc. of our report dated March 31, 2011, relating to the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. appearing in Royal Bancshares of Pennsylvania, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010.
/s/ ParenteBeard LLC
ParenteBeard LLC
Philadelphia, Pennsylvania
March 31, 2011

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